UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 4, 2013

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On June 3, 2013, in contemplation of his retirement as President and Chief Executive Officer, the Compensation Committee of GulfMark Offshore, Inc. (the “Compensation Committee”) awarded Bruce A. Streeter 32,500 shares of common stock which were immediately vested, and also accelerated vesting of 23,794 shares of restricted common stock. The stock award and the vesting arrangements were approved by the Board of Directors of GulfMark Offshore, Inc. (the “Board”), on June 4, 2013.

Departure of Directors and New Appointment to Board Committee

As previously disclosed, Louis S. Gimble, 3rd did not stand for reelection as a director of GulfMark Offshore, Inc. (the “Company”) and as of June 4, 2013 is no longer a member of the Board. Also as previously disclosed, Mr. Gimble’s decision did not result from any disagreement with the Company or its management.

In addition, effective June 4, 2013, Robert B. Millard, who has been a Company director since 1989, was appointed to be a member of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013		GulfMark Offshore, Inc.

	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President and Chief Financial Officer